Independent Auditors Report To the Shareholders and Board of
Trustees of
American Independence Funds Trust:

We have
audited the accompanying
statements of assets and liabilities of NestEgg Capital Preservation Fund,
 NestEgg 2010 Fund, NestEgg 2020 Fund, NestEgg 2030 Fund, and NestEgg 2040 Fund, each a series of American Independence Funds Trust (the "Trust"), as of October 31, 2002, and the related statements of operations for the eight-month period ended October 31, 2002 and the year ended February 28, 2002, statements of changes in net assets for the eight-month period ended
 October 31, 2002 and each of the years in the two-year period ended February 28, 2002, and financial highlights for the eight-month period ended October 31, 2002, each of the years in the three-year period ended February 28, 2002, and the period from January 4, 1999 (commencement of operations) to February 28,
 1999. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.
  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 2002, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.As discussed in Note 1 to the financial statements, the funds changed their investment structure on October 31, 2002 from a master-feeder structure to a fund of funds structure by redeeming their interests in the underlying master portfolios and purchasing shares in unrelated registered investment companies.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of NestEgg Capital Preservation Fund, NestEgg 2010 Fund,
NestEgg 2020
 Fund, NestEgg 2030 Fund, and NestEgg 2040 Fund as of October 31, 2002, the
results of the operations, the changes in their net assets, and their financial highlights for the periods indicated above, in conformity with accounting principles generally accepted in the United States of America.Boston, Massachusetts

December 19, 2002